                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           Uno Restaurant Corporation
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                           UNO RESTAURANT CORPORATION

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                    UNO RESTAURANT CORPORATION TO BE HELD ON
                               FEBRUARY 26, 1998

     The Annual Meeting of Stockholders of UNO RESTAURANT CORPORATION will be held on Thursday, February 26, 1998 at 10:00 a.m., at Fleet National Bank, 8th Floor, Room F, 75 State Street, Boston, Massachusetts, for the following purposes:

          1. To elect two Class I directors to hold office until the 2001 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

          2. To consider and act upon a proposal to adopt the Uno Restaurant Corporation 1997 Key Officer Stock Option Plan.

          3. To consider and act upon a proposal to adopt the Uno Restaurant Corporation 1997 Non-Qualified Stock Option Plan for Non-Employee Directors.

          4. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

     The Board of Directors has fixed January 19, 1998 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

     You are cordially invited to attend the Meeting.


                                            By Order of the Board Of Directors



                                            ALAN AFROW
                                            Secretary

Boston, Massachusetts
January 28, 1998

                             YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY, SO THAT, IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, THE PROXY IS REVOCABLE AS DESCRIBED IN THE PROXY STATEMENT.

                           UNO RESTAURANT CORPORATION

                                PROXY STATEMENT

               FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                              ON FEBRUARY 26, 1998

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Uno Restaurant Corporation, a Delaware corporation with its principal executive offices at 100 Charles Park Road, West Roxbury, Massachusetts 02132 (referred to hereinafter as the "Company"), for use at the Annual Meeting of Stockholders to be held on February 26, 1998, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about January 28, 1998. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

     Only stockholders of record at the close of business on January 19, 1998 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 10,965,455 shares of Common Stock, $.01 par value, of the Company (the "Common Stock"). Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

     The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors, for the proposal to adopt the Company's 1997 Key Officer Stock Option Plan, and for the proposal to adopt the Company's 1997 Non-Qualified Stock Option Plan for Non-Employee Directors. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the Meeting, two Class I directors are to be elected to serve until the 2001 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes. At each Annual Meeting of Stockholders following the initial classification, the directors elected to succeed those whose terms expire shall be identified as being the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of Stockholders after their election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

     The Restated Certificate of Incorporation sets the initial number of directors at seven and authorizes the Board of Directors and the stockholders to change the number from time to time. The terms of S. James Coppersmith and John
T. Gerlach expire at the Meeting. Mr. Coppersmith and Mr. Gerlach have each been renominated for election as a Class I director, each to hold office until the 2001 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

     It is the intention of the persons named as proxies to vote for the election of Mr. Coppersmith and Mr. Gerlach as Class I directors. In the unanticipated event that the nominees should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate or to reduce the number of directors. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

     The following table sets forth certain information with respect to the nominees and each of the directors whose term extends beyond the Meeting, including the year in which the nominees' terms would expire, if elected. When used below, positions held with the Company include positions held with the Company's predecessors and subsidiaries.

                                                                                            YEAR TERM
                                                                                            EXPIRES,
                                                                               DIRECTOR    IF ELECTED,
        NAME                        AGE          PRINCIPAL OCCUPATION           SINCE       AND CLASS
        ----                        ---          --------------------          --------    -----------

S. James Coppersmith*............    64    Former President and General          1989            1998
                                           Manager, WCVB-TV, Boston, MA                       Class I

John T. Gerlach*.................    65    Director of the Graduate Business     1987            1998
                                           Program, Sacred Heart University                   Class I

Craig S. Miller..................    48    President, Chief Executive            1985            1999
                                           Officer, Chief Operating Officer                  Class II
                                           and Director of the Company

Robert M. Brown..................    50    Senior Vice                           1987            1999
                                           President-Administration and                      Class II
                                           Director of the Company

Aaron D. Spencer.................    66    Chairman and Director of the          1979            2000
                                           Company                                          Class III

Stephen J. Sweeney...............    68    Former Chairman of the Board of       1991            2000
                                           Boston Edison Company                            Class III

James F. Carlin, Jr..............    57    Chairman and Chief Executive          1996            2000
                                           Officer of Carlin Consolidated,                  Class III
                                           Inc.

---------------

* Nominees for Class I directors.

     Mr. Coppersmith was president and general manager of WCVB-TV, a division of The Hearst Corporation, in Boston from September 1990 until his retirement in June 1994. From 1982 to 1990, Mr. Coppersmith was vice president and general manager of WCVB-TV. From 1981 to 1982, he served as president of the Television Division of Hubbard Broadcasting Inc., as general manager of its Tampa/St. Petersburg station, WTOG television, and as president of F&F Productions, a subsidiary of Hubbard Broadcasting Inc. From 1977 to 1981, Mr. Coppersmith was vice president and general manager of WNEW-TV, Metromedia in New York. Mr. Coppersmith has worked in the television broadcasting field since 1965. He is presently a director of BJ Wholesale Club, Inc., Marketing Services Group, Inc., Chyron, Inc. and trustee of a number of investment companies for which Sun American Asset Management Corp. is the investment adviser. He is also past chairman of the board of trustees of Emerson College and a member of the board of governors of the Boston Stock Exchange Incorporated.

     Mr. Gerlach has been the director of the Graduate Business Program of Sacred Heart University since July 1992. He was the director of the Center for Policy Issues of Sacred Heart University from January 1990 to July 1992. From 1988 to 1990, he was an adjunct professor of finance in the Graduate School of Business at Drexel University. From 1986 to 1988, he was associate director of Bear, Stearns & Co. From 1985 to 1986, he was a consultant for The Horn & Hardart Co., and from 1982 to 1985, he was the president and chief operating officer of The Horn & Hardart Co. Prior to that time, he was a vice president of General Mills Inc. He is presently a director of Marketing Services Group, Inc. and Security American Financial Enterprises, Inc.

     Mr. Miller has been President, Chief Executive Officer and Chief Operating Officer since September 30, 1996. From 1986 to 1996, he served as President and Chief Operating Officer. From 1984 to 1986, he served as a Vice President and then Executive Vice President of the Company. Prior to joining the Company, he spent 11 years with the General Mills Inc. restaurant subsidiary, including four years in various executive capacities with Casa Gallardo Mexican restaurants and 6 years with the Red Lobster restaurant chain. Mr. Miller has a total of 30 years of experience in the restaurant industry.

     Mr. Brown has been Senior Vice President-Administration since June, 1997. He was Senior Vice President-Finance from 1988 until 1997 and served as Chief Financial Officer and Treasurer from 1987 to 1997. From 1987 to 1988, he served as Vice President-Finance of the Company. From 1984 to 1987, he served as vice president, treasurer and chief financial officer of the waste management subsidiary of Genstar Corporation, and was employed by SCA Services, Inc. from 1980 to 1984, most recently as assistant controller. He is a certified public accountant and has worked in accounting and finance since 1969.

     Mr. Spencer, the founder of the Company, has been Chairman of the Company since 1986 and previously served as the Company's Chief Executive Officer until September 30, 1996 and as the Company's President until 1986. Mr. Spencer has 32 years of experience in the restaurant industry and was the founder and owner of the predecessor of the Company which operated a chain of 24 Kentucky Fried Chicken franchised restaurants at the time the restaurants were sold.

     Mr. Sweeney was chairman of the board of Boston Edison Company from 1986 to 1992. He was chief executive officer of Boston Edison Company from 1984 to 1990 and president of Boston Edison Company from 1983 to 1987. Mr. Sweeney is a director of the Boston Edison Company, Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, Liberty Financial Services and Microscript, Inc.

     Mr. Carlin has been the Chairman and Chief Executive Officer of Carlin Consolidated, Inc., of which Carlin Insurance Agency, Inc. is a division, since 1966. He has been the Chairman of the Massachusetts Board of Higher Education since 1995. He was also the Receiver for the City of Chelsea, Massachusetts from 1991 to 1992. Mr. Carlin is a Director of Health Plan Services, Inc., a Trustee of the Massachusetts Health and Education Tax Exempt Trust, and a Trustee or Director of 33 funds managed by John Hancock Mutual Life Insurance Company. He is also a director of Alpha Analytical, Inc., Carlin Insurance Agency, Inc. and the Arbella Mutual Insurance Company.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held five meetings during the fiscal year ended September 28, 1997. Mr. Sweeney did not attend two of the meetings and each other current director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year.

     The Board of Directors has an Audit Committee, currently comprised of Messrs. Carlin, Coppersmith, Gerlach and Sweeney, which met twice during fiscal year 1997. The functions performed by this Committee include recommending to the Board of Directors the engagement of the independent auditors, reviewing the scope of internal controls and the results of internal audit activities, and reviewing the implementation by management of recommendations made by the independent auditors.

     The Board of Directors also has a Compensation Committee, currently comprised of Messrs. Carlin, Coppersmith, Gerlach and Sweeney. The Compensation Committee met once during fiscal year 1997. The functions of the Compensation Committee include making recommendations to the Board of Directors concerning salaries, incentive plans, benefits and overall compensation.

     The Board of Directors also has an Executive Committee, currently comprised of Messrs. Gerlach, Miller and Spencer. The Executive Committee is responsible for reviewing and recommending to the Board of Directors for approval major business decisions, including capital and operating budgets, strategic plans, financing proposals, executive officer changes and composition of the Board of Directors. The Executive Committee met seven times during fiscal year 1997.

     The Board of Directors does not have a nominating committee. Changes in directors are considered by the whole Board of Directors, based on recommendations of the Executive Committee.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth certain information as of November 28, 1997 concerning the beneficial ownership of Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation," below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

                                                                    SHARES OF
                                                                   COMMON STOCK
                                                                   BENEFICIALLY     PERCENT
                NAME                                                 OWNED(1)       OF CLASS
                ----                                               ------------     --------
    Robert M. Brown(2)(3)(4)(5)..................................      45,506            *
    James F. Carlin, Jr.(2)(6)...................................      21,906            *
    S. James Coppersmith(2)......................................      30,311            *
    Alan M. Fox(2)(4)(5).........................................      81,946            *
    John T. Gerlach(2)...........................................      24,963            *
    Damon M. Liever (2)(4)(5)(7).................................      26,849            *
    Craig S. Miller(2)(4)(5)(7)(8)...............................     277,809          2.5
    Aaron D. Spencer(2)(4)(9)(10)................................   2,492,977         22.6
    Stephen J. Sweeney(2)........................................      25,222            *
    Uno Associates(10)...........................................   3,692,707         33.7
    Executive Officers and Directors as a Group (12
      Persons)(11)...............................................   6,778,373         59.2

---------------
  *  Represents less than 1%.

 (1) Unless otherwise noted, the beneficial owners listed have sole voting and investment power over the shares listed.

 (2) Includes the following shares subject to currently exercisable options: Mr. Brown -- 37,642; Mr. Carlin -- 12,406; Mr. Coppersmith -- 22,833; Mr. Fox -- 56,509; Mr. Gerlach -- 16,879; Mr. Liever -- 19,750; Mr. Miller --
     194,750; Mr. Spencer -- 59,500; Mr. Sweeney -- 19,347.

 (3) Includes 1,625 shares held by Mr. Brown's spouse.

 (4) Includes the following shares held in participant accounts under the employee stock ownership provision of the Company's Employee Stock Ownership Plan (the "ESOP"): Mr. Brown -- 947; Mr. Fox -- 655; Mr. Liever -- 201; Mr. Miller -- 1,607; Mr. Spencer -- 915. The voting power of these shares is held by the trustees of the ESOP.

 (5) Includes the following shares held in participant accounts under the 401(k) savings provision of the ESOP: Mr. Brown -- 292; Mr. Fox -- 282; Mr. Liever -- 273; and Mr. Miller -- 335.

 (6) Includes 2,500 shares held in a profit sharing plan and 7,000 shares held in a family trust.

 (7) Includes the following shares held in deferred compensation accounts: Mr. Liever -- 2,000: Mr. Miller -- 10,000.

 (8) Includes 9,375 shares held by a trust created by Mr. Miller.

 (9) Includes 174,562 shares held by a charitable foundation of which Mr. Spencer is a trustee.

(10) Uno Associates is a partnership owned 80% by Mr. Spencer and 10% each by his two adult children, Lisa S. Cohen and Mark Spencer. Mr. Spencer is deemed to be the beneficial owner of all of the shares held by Uno Associates, and as a result is deemed to be the beneficial owner of an aggregate of 6,185,684 shares, including exercisable stock options (56.1% of the outstanding shares). The mailing address of Uno Associates and Mr. Spencer is 100 Charles Park Road, West Roxbury, Massachusetts 02132.

(11) Includes all shares beneficially owned by the executive officers and directors named and as described above, 2,625 shares beneficially owned by one executive officer not specifically named above, 51,731 shares subject to currently exercisable options held by three executive officers not specifically named above, an aggregate of 1,321 shares held in participant accounts under the 401(k) savings and employee stock ownership provisions of the ESOP for three executive officers not specifically named above, and 500 shares held in deferred compensation accounts for one executive officer not specifically named above.

EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth the compensation of the Chief Executive Officer and the four most highly-compensated executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 for services in all capacities to the Company during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                            ANNUAL          COMPENSATION
                                                         COMPENSATION          AWARDS
                                          FISCAL     --------------------   ------------    ALL OTHER
                NAME AND                   YEAR       SALARY      BONUS       OPTIONS      COMPENSATION
           PRINCIPAL POSITION              ENDED       ($)         ($)         (#)(1)         ($)(2)
           ------------------             -------    --------    --------   ------------   ------------
Aaron D. Spencer........................  9/28/97    $250,000    $ 87,501           0         $  449
Chairman and Director                     9/29/96     250,000      68,900           0            533
                                          10/1/95     240,000      28,800      17,500            599

Craig S. Miller.........................  9/28/97    $250,000    $117,704           0         $1,758
President, Chief Executive Officer,       9/29/96     250,000      68,900      20,000          1,508
Chief Operating Officer and Director      10/1/95     240,000      28,800      17,500          1,382

Robert M. Brown.........................  9/28/97    $146,250    $ 45,737           0         $1,896
Senior Vice President -- Administration   9/29/96     145,000      28,548       6,750          1,736
and Director                              10/1/95     137,500      15,125       8,500          1,350

Damon M. Liever.........................  9/28/97    $145,000    $ 45,512           0         $1,804
Senior Vice President -- Marketing        9/29/96     145,000      30,180       6,750          1,644
                                          10/1/95     125,721      13,829       8,500          1,583

Alan M. Fox.............................  9/28/97..  $145,000    $ 49,863           0         $1,612
Senior Vice President -- Purchasing,      9/29/96     137,500      28,004       6,750          1,434
President -- Uno Foods Inc.               10/1/95     130,000      16,500       8,500          1,405

---------------

(1) Consisting of options granted under the Uno Restaurant Corporation 1987 Employee Stock Option Plan.

(2) Consisting solely of benefits under the Company's 401(k) savings provision and the employee stock ownership provision of the Company's Employee Stock Ownership Plan (the "ESOP"). The ESOP is designed to invest Company contributions in shares of Common Stock. Such shares are entitled to receive dividends if and when declared. The Company's contributions to a participant's account are subject to a vesting schedule providing, in general, for no vesting before three years of service and 20% vesting for each additional year of service (100% vesting after seven years of service, although there is an accelerated six year vesting schedule under certain circumstances). As of September 28, 1997, the number and value of shares allocated to the accounts of the executive officers listed in the table above were as follows: Mr. Spencer -- 915 shares ($6,291), Mr. Miller -- 1,942 shares ($13,351), Mr. Brown -- 1,239 shares ($8,518), Mr. Liever --
    474 shares ($3,259) and Mr. Fox -- 937 shares ($6,442) (based upon the closing sale price of the Common Stock on the New York Stock Exchange on September 26, 1997).

    The Company did not grant any options to the named executive officers listed in the Summary Compensation Table above during the fiscal year ended September 28, 1997. However, subsequent to the end of the fiscal year, the Company granted options to purchase an aggregate of 600,000 shares to each of the named executive officers with the exception of Mr. Spencer. The options were granted subject to shareholder approval and are more fully described in Proposal No. 2 -- To Adopt the Uno Restaurant Corporation 1997 Key Officer Stock Option Plan.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                                                            VALUE OF
                                                                        NUMBER OF          UNEXERCISED
                                                                       UNEXERCISED        IN-THE-MONEY
                                                                        OPTIONS AT         OPTIONS AT
                                                                         9/28/97             9/28/97
                                                                      --------------     ---------------
                                   SHARES ACQUIRED                     EXERCISABLE/       EXERCISABLE/
                                     ON EXERCISE     VALUE REALIZED   UNEXERCISABLE       UNEXERCISABLE
      NAME                               (#)             ($)(1)            (#)                 ($)
      ----                         ---------------   --------------   --------------     ---------------
Aaron D. Spencer.................           --                --       59,500/33,000     $11,250/$ 2,813
Craig S. Miller..................           --                --      194,750/49,000     $42,313/$10,813
Robert M. Brown..................       15,325          $ 42,802       37,642/15,500     $16,370/$ 3,763
Damon M. Liever..................           --                --       19,750/24,800     $ 3,988/$ 3,528
Alan M. Fox......................           --                --       56,509/26,675     $34,972/$ 4,356

---------------
(1) Based upon the closing sale price of the Common Stock on September 26, 1997 on the New York Stock Exchange, minus the option exercise price.

     Change in Control Protection Agreements. The Compensation Committee determined and the Board of Directors of the Company affirmed that it is in the best interests of the Company's stockholders, employees and customers to assure continuity of management of the Company's administration and operations in the event of a change in control of the Company. Therefore, the Company has entered into Change in Control Protection Agreements with each of its officers that provide, in general, for specified severance payments in the event that an officer of the Company is terminated, other than for cause, within two years of a change in control.

     A Change in Control will be deemed to have occurred, among other reasons, if: the beneficial ownership interest of Aaron D. Spencer, Chairman of the Company, is reduced to less than 15% of the outstanding shares of Common Stock; another "person" becomes the beneficial owner of 35% or more of the Common Stock; a majority of the Board of Directors is replaced within a period of two years; or a sale of all, or substantially all, of the Company's assets occurs.

     The Change in Control Protection Agreements provide for severance payments that are, in general, the equivalent of salary and benefits for periods ranging from between 12 and 24 months. Pursuant to the Change in Control Protection Agreements, of the executive officers included in the Summary Compensation Table, Mr. Spencer and Mr. Miller would be entitled to severance payments equal to 24 months of salary and benefits, and Mr. Brown, Mr. Liever and Mr. Fox would be entitled to severance payments equal to 18 months of salary and benefits.

     See also, "Compensation of Directors -- Indemnification Agreements."

COMPENSATION OF DIRECTORS

     Messrs. Carlin, Coppersmith, Gerlach and Sweeney, members of the Board of Directors who are not employees of the Company, received an annual fee of $7,500 for the fiscal year ended September 28, 1997. The annual fee will be increased to $10,000 for fiscal year 1998. In addition, these non-employee directors received the following fees for each meeting attended during the fiscal year:
$1,000 for each Board of Directors meeting, $500 for each committee meeting and $500 for the committee chairman for each committee meeting. They were also reimbursed for expenses incurred in attending such meetings.

     Members of the Board of Directors who are not employees of the Company participate in a retirement plan for non-employee directors that provides for the payment annually, upon retirement, of the annual fee then paid to active non-employee directors. This annual retirement payment will continue for the same number of years as the director served as a non-employee director.

     Indemnification Agreements. The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. The Company has also entered into similar agreements with certain of the Company's officers who are not also directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors and officers.

     The indemnification agreements provide that the Company will pay certain amounts incurred by a director or officer in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director or officer will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

     The 1989 and 1993 Non-Qualified Stock Option Plans for Non-Employee Directors. The Company has a 1989 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1989 Directors Plan") and a 1993 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1993 Directors Plan"). The Board of Directors recently authorized a new 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1997 Directors Plan") which is intended to replace the 1989 Plan and is the subject of Proposal
No. 3 -- To Adopt the Uno Restaurant Corporation Non-Qualified Stock Option Plan for Non-Employee Directors. The 1989 Directors Plan, 1993 Directors Plan and the 1997 Directors Plan are referred to collectively as the "Directors Plans."

     Options may be granted under the Directors Plans only to directors of the Company who are not also employees of the Company. Currently, the non-employee directors of the Company are Messrs. Carlin, Coppersmith, Gerlach and Sweeney.

     Pursuant to the 1989 Directors Plan and the 1997 Directors Plan, each year, immediately following the Company's Annual Meeting of Stockholders, each then non-employee director is granted an option to acquire 1,156 shares of Common Stock. During the fiscal year ended September 28, 1997, under the 1989 Directors Plan, the Company granted options to purchase 1,156 shares of Common Stock at an exercise price of $6.75 per share to each of Messrs. Carlin, Coppersmith, Gerlach and Sweeney. After the Meeting this year, the Company will grant options to purchase 1,156 shares of Common Stock to each of Messrs. Carlin, Coppersmith, Gerlach and Sweeney under the 1997 Directors Plan. Under the 1997 Directors Plan, options to purchase an additional 5,000 shares of Common Stock at an exercise price of $6.562 per share were granted to each of Messrs. Carlin, Coppersmith, Gerlach and Sweeney, subject to approval by the stockholders of the 1997 Directors Plan at the Meeting.

     Pursuant to the 1993 Directors Plan, each non-employee director was granted an option to acquire 6,250 shares of Common Stock as of the date of adoption of the 1993 Directors Plan. Subsequent to the date of adoption, an option to acquire 6,250 shares of Common Stock will be granted to each non-employee director immediately following the Company's Annual Meeting of stockholders at which such non-employee director is first elected by the stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is comprised of James
F. Carlin, Jr., S. James Coppersmith, John T. Gerlach and Stephen J. Sweeney. No member of the Compensation Committee is a former or current officer or employee of the Company. However, Mr. Coppersmith is a stockholder in a corporation that owns a franchised Pizzeria Uno Restaurant in Las Vegas, Nevada. See "Certain Relationships and Related Transactions." In addition, although Mr. Spencer and Mr. Miller are not members of the Compensation Committee, they serve as administrators of and are eligible to participate in the Company's Management Bonus Plan. Bonuses under the Management Bonus Plan awarded to Mr. Spencer and Mr. Miller are reviewed and approved by the Compensation Committee. See "Compensation Committee Report."

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is comprised solely of non-employee directors. The Compensation Committee is responsible for developing and making recommendations to the Company with respect to executive officer compensation policies addressing such matters as salaries, incentive plans, benefits and overall compensation. The Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

     The objectives of the Compensation Committee in determining the type and amount of executive officer compensation are to provide a level of base compensation which allows the Company to attract and retain superior talent. The Compensation Committee endeavors to align the executive officer's interests with the success of the Company through the payment of a bonus based upon Company performance and participation in stock option and other stock ownership plans which provide the executive officer with the opportunity to build a substantial ownership interest in the Company.

     The compensation of an executive officer of the Company includes cash compensation, consisting of a base salary plus performance bonus, long-term incentive compensation in the form of stock options and participation in a 401(k) savings and employee stock ownership plan, and participation in various benefit plans generally available to employees of the Company.

     Cash Compensation. Cash compensation consists of a base salary plus an annual performance bonus under the Management Bonus Plan (the "Bonus Plan"). In determining base salary, the Compensation Committee reviewed national and regional compensation information for executives in the restaurant industry reported in various sources, including the 1996 Chain Restaurant Compensation Association Survey prepared by Towers, Perrin, Forster & Crosby, Inc. (the "Towers Perrin Survey"), a multiple regression analysis of compensation information for the executive positions of 63 companies, representing 98 dining concepts. The Compensation Committee also considered the individual experience and performance of each executive officer. The Compensation Committee sets base salaries at a level which is competitive with similarly situated corporations.

     The key management level employees, including executive officers, are eligible to participate in the Bonus Plan. The Bonus Plan is administered by Messrs. Spencer and Miller, although bonuses granted to Messrs. Spencer and Miller are reviewed and approved by the Compensation Committee. The purpose of the Bonus Plan is to align more closely the interests of the participating employees with the financial success of the Company and to reward individual performance contributing to such success. Under the Bonus Plan, each eligible employee is assigned a percentage bonus factor ranging from 10% to 30%, except in the case of Mr. Miller who was assigned a bonus factor of 45% in lieu of an increase in his base salary when he became Chief Executive Officer. Individual employee and Company goals are established each year. At the end of each year, each participating employee is rated against the employee's individual and Company goals on a scale of 0 to 1.5. That rating is multiplied by the employee's percentage bonus factor which in turn is multiplied by the employee's salary to determine the employee's potential bonus. However, bonuses are paid to employees only if the Company's earnings performance during the year exceeds a certain threshold as specified by the Compensation Committee. During the fiscal year ended September 28, 1997, the Company paid an aggregate of $668,176 in bonuses under the Bonus Plan, including a total of $435,043 to all executive officers as a group. Of those executive officers named in the table above, Messrs. Spencer, Miller, Brown, Liever and Fox received bonuses of $87,501, $117,704, $45,737, $45,512 and $49,863, respectively.

     The Compensation Committee determined and the Board of Directors of the Company affirmed that it is in the best interests of the Company's stockholders, employees and customers to assure continuity of management of the Company's administration and operations in the event of a change in control of the Company. Therefore, the Company has entered into Change in Control Protection Agreements with each of its officers that provide, in general, for specified severance payments in the event that an officer of the Company is terminated, other than for cause, within two years of a change in control. See also, "Executive Compensation -- Change in Control Protection Agreements."

     Long-Term Incentive Compensation. The executive officers, as well as all salaried employees of the Company are also eligible to participate in the Uno Restaurant Corporation 1997 Employee Stock Option Plan (the "Employee Stock Option Plan") and the ESOP. The Employee Stock Option Plan replaces a similar 1987 Employee Stock Option Plan which expired. The Board of Directors has also adopted the Uno Restaurant Corporation 1997 Key Officer Stock Option Plan (the "Key Officer Plan") which is the subject of "Proposal No. 2 -- To Adopt the Company's 1997 Key Officer Stock Option Plan," below.

     The purpose of the Employee Stock Option Plan is to provide increased incentives to salaried employees, to encourage new employees to become affiliated with the Company and to associate more closely the interests of such persons with those of the Company. The Employee Stock Option Plan is administered by the Compensation Committee. The Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the terms upon which option grants shall be made and the number of shares subject to each option, all subject to the terms and the conditions of the Employee Stock Option Plan. For the fiscal year ended September 28, 1997, the Compensation Committee did not grant any options to executive officers under the 1997 Employee Stock Option Plan, other than a grant of options to purchase 10,000 shares to one officer in connection with his promotion to executive officer status.

     The purpose of the Key Officer Plan is to provide substantial equity incentives only to key officers of the Company. In adopting the Key Officer Plan, the Board of Directors and the Compensation Committee contemplated a one-time only grant of options to key officers of the Company. The options will only become exercisable to the extent financial performance goals are achieved by the Company. The Compensation Committee believes these stock options will be a substantial factor in motivating the Company's key officers to achieve the Company's financial goals and to provide incentives to remain with the Company over the long term. Of those executive officers named in the table above, Messrs. Miller, Brown, Liever and Fox received options to purchase 250,000, 125,000, 100,000 and 125,000 shares, respectively. Mr. Spencer did not receive any options. See "Proposal No. 2 -- To Adopt the Company's 1997 Key Officer Stock Option Plan," below.

     The executive officers also participate in the ESOP, which is funded by Company contributions pursuant to the employee stock ownership provision of the ESOP, as well as by voluntary contributions by employees and matching contributions by the Company pursuant to the 401(k) savings provision of the ESOP. The Company's matching contributions under the 401(k) savings provision are based upon 30% of the first 2% of compensation, and 25% of the next 4% of compensation contributed by employees. Employees may contribute up to 15% of compensation per year, subject to a maximum dollar limit. All Company contributions to the ESOP are intended to be held in the ESOP in the form of Common Stock. Employee contributions to the ESOP are invested at the direction of employees from among five investment funds made available by the

ESOP. Each year the Company's Board of Directors determines the amount, if any, that the Company will contribute pursuant to the employee stock ownership provision and the 401(k) savings provision of the ESOP for that plan year. As a result of the Company's financial performance for the fiscal year ended September 28, 1997, the Company contributed $75,000 pursuant to the employee stock ownership provision of the ESOP. The Company also contributed $153,558 pursuant to the 401(k) savings provision of the ESOP during the fiscal year ended September 28, 1997. Contributions pursuant to the employee stock ownership provision of the ESOP, plus any forfeitures arising from the termination of employees whose accounts were not fully vested, will be allocated among those participants who (i) completed a year of service that year and are employed on the last day of the year or (ii) retired, died or became disabled that year. Allocations are made pro rata on the basis of annual compensation, excluding compensation in excess of $150,000 and compensation received before joining the ESOP.

     The ESOP is designed to invest in shares of the Company's Common Stock. Benefits will normally be distributed in a lump sum consisting of shares of Common Stock, plus cash representing any fractional shares. Participants receive their benefits when they retire, become disabled, die or terminate service. If participants terminate employment for reasons other than death, disability or retirement, they are entitled to receive only the vested portion of their accrued benefit.

     The assets of the ESOP were most recently allocated to the accounts of all employees, including executive officers, as of September 30, 1997. At that time, $6,734, $11,609, $6,897, $1,577 and $4,816 had been allocated to the accounts of Mr. Spencer, Mr. Miller, Mr. Brown, Mr. Liever and Mr. Fox, respectively.

     The stock ownership afforded under the Employee Stock Option Plan, the Key Officer Plan and the ESOP allows executive officers to acquire a significant, long-term stock ownership position in the Company which serves to align the executives' interests with stockholders' interests.

     Other Compensation. The Company provides certain other benefits, such as health insurance, to the executive officers that are generally available to Company employees. In addition, officers of the Company (including the named executive officers) are eligible to participate in a deferred compensation plan, to receive supplemental health insurance coverage and an automobile allowance. For the fiscal year ended September 28, 1997, the amount of additional benefits to each of the named executive officers of the Company did not exceed 10% of the total of annual salary and bonus for each named executive officer.

     Chief Executive Officer Compensation. The base salary for Mr. Miller, Chief Executive Officer, for the fiscal year ended September 28, 1997 was $250,000. Mr. Miller became Chief Executive Officer at the beginning of that fiscal year. Mr. Miller's salary was determined based upon a review of compensation data from several surveys, data from selected peer companies and a review of Mr. Miller's past and expected future contributions to the Company. In lieu of increasing Mr. Miller's salary upon his becoming Chief Executive Officer, the Compensation Committee increased his bonus factor under the Bonus Plan as described above. As a result, Mr. Miller received a bonus of $117,704 under the Bonus Plan for the fiscal year ended September 28, 1997. Pursuant to the Key Officer Plan, Mr. Miller received options to purchase 250,000 shares of Common Stock, subject to stockholder approval as described above. Based on the Towers Perrin Survey referred to above, Mr. Miller's total cash compensation is in the middle range of executives of those restaurant companies which were the subject of the survey.


                                            Compensation Committee

                                            John T. Gerlach
                                            James F. Carlin, Jr.
                                            S. James Coppersmith
                                            Stephen J. Sweeney

PERFORMANCE GRAPH

     The following graph compares the yearly change in the Company's cumulative total shareholder return with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Restaurant Index for fiscal years ended October 3, 1993, October 2, 1994, October 1, 1995, September 29, 1996 and September 28, 1997 based upon the market price of the Common Stock.

  Measurement Period            Uno Restaurant
(Fiscal Year Covered)                Corp.            S&P 500          S&P Restaurants
        9/92                         100                 100                 100
        9/93                         142                 113                 118
        9/94                         206                 117                 117
        9/95                         166                 152                 168
        9/96                         130                 183                 201
        9/97                         137                 257                 204

     The Performance Graph assumes the investment of $100 on September 28, 1992 in the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Restaurant Index, and the reinvestment of any and all dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Leases. The Company's executive offices are located in two adjacent buildings in West Roxbury, Massachusetts. The first, a three-story building owned by Aaron D. Spencer, Chairman of the Company, is leased to the Company pursuant to a five-year lease, commencing on March 30, 1987, with options to renew for two additional five-year terms. Rent during the initial term of the lease was $30,000 per year. Currently, the second of two five-year options has been exercised at a rate of $43,200 per year. The Company is responsible for all taxes, utilities, insurance, maintenance and repairs. The adjacent facility, a two-story building owned by Mr. Spencer's children, is also leased to the Company pursuant to a 15 year lease commencing on February 1, 1990, with options to renew for three additional five-year periods. Rent during the initial five-year period of the lease was $106,800 per year, increasing to $128,160 per year for the next five years, and to $153,792 per year for the final five years of the initial term of the lease. The Company is responsible for all taxes, utilities, insurance, maintenance and repairs. Rent during any option term will be 120% of the rent for the prior term of the lease. Management believes that the terms of the leases for the two offices are as favorable as otherwise available in the real estate market. With the two buildings, the executive offices currently consist of approximately 25,000 square feet and house the Company's executive, administrative and clerical offices.

     One of the Company-owned restaurants in Boston, Massachusetts is located on the first floor of a six-story office building owned by Mr. Spencer. Mr. Spencer has leased the entire building to the Company pursuant to a five-year lease, which ended on March 29, 1997, at a rent of $162,000 per year. The Company is currently negotiating a renewal of this lease and continues to pay $162,000 of rent per year on a tenancy at will basis in the interim. The lease provided that the rent would be increased by 12% of the cost of any improvements to the building made by Mr. Spencer. The Company is responsible for all taxes, utilities, insurance, maintenance and repairs. The lease provided that if Mr. Spencer or the Company terminated the lease, a new lease between the Company and Mr. Spencer relating only to the restaurant space of the building would become effective immediately. Such new lease would have a five-year term with two five-year renewal options. Rent under the new lease would be 6.5% of total restaurant revenues but with a minimum rent, determined by independent appraisal, equal to the fair market value rent at the time the new lease becomes effective. The Company currently sublets all but the restaurant space at rents which aggregate more than the $162,000 annual rent that it is obligated to pay Mr. Spencer. Management believes that the terms of its occupancy are as favorable as those otherwise available in the real estate market.

     Other Matters. A corporation, wholly-owned by Craig S. Miller ("Mr. Miller"), President, Chief Executive Officer and Chief Operating Officer of the Company, and his brother, owns two franchised Pizzeria Uno restaurants in San Diego, California and two franchised units in Los Angeles, California, the second of which was opened on October 26, 1995, under the Company's standard unit franchise agreement. The restaurants are being operated by Mr. Miller's brother and Mr. Miller is not involved in the daily operations of the restaurants. The Board of Directors has determined that the franchise agreements are as favorable as otherwise available from nonaffiliated franchisees.

     Nevada Pizza Company Inc. owns a franchised Pizzeria Uno restaurant in Las Vegas, Nevada under the Company's standard unit franchise agreement. S. James Coppersmith, a director of the Company, owns one-third of the outstanding capital stock of Nevada Pizza Company Inc. Mr. Coppersmith is one of three individual guarantors of the standard unit franchise agreement. Mr. Coppersmith is not involved in the daily operations of Nevada Pizza Company Inc. The Board of Directors has determined that the unit franchise agreement is as favorable as otherwise available from nonaffiliated franchisees.

     On January 23, 1996, the Company loaned Mr. Miller the principal sum of $150,000 pursuant to a promissory note (the "Note"). The Note bears interest at the rate of 7.3% per year payable in arrears on a quarterly basis commencing March 31, 1996. The principal amount of the Note together with any and all accrued interest was due no later than March 31, 1997 unless accelerated upon the occurrence of certain events. On April 1, 1997, the Company extended the maturity date to March 31, 1998. The Note is secured by all of Mr. Miller's real and personal property.

     James F. Carlin, Jr., a Director of the Company, and his adult children control Carlin Insurance Agency, Inc. Carlin Insurance Agency, Inc. provides insurance brokerage services to the Company. It places property and casualty insurance for the Company with various insurance carriers. During the fiscal year ended September 28, 1997, Carlin Insurance Agency, Inc. earned $176,659 in commissions and fees from the Company.

                                 PROPOSAL NO. 2

                    TO ADOPT THE UNO RESTAURANT CORPORATION
                       1997 KEY OFFICER STOCK OPTION PLAN

     In August 1997, the Board of Directors adopted, subject to stockholder approval, the Company's 1997 Key Officer Stock Option Plan (the "Key Officer Plan"). The Key Officer Plan is intended to provide long-term incentives and rewards to the key officers of the Company who are in a position to contribute to the long-term success and growth of the Company and its subsidiaries, to assist the Company in retaining and attracting key officers with requisite experience and ability and to associate more closely the interests of such key officers with those of the Company's stockholders. The following is a summary of certain material features of the Key Officer Plan and is qualified in its entirety by reference to the full text of the Key Officer Plan, which is set forth as Exhibit A to this Proxy Statement.

     1997 Key Officer Plan. Under the Key Officer Plan, the Company may grant both incentive stock options ("incentive stock options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"), and other stock options which are not qualified as incentive stock options ("nonqualified stock options"). Incentive stock options and nonqualified stock options may only be granted to persons who are key officers of the Company at the time of grant.

     Stock Available for Options. Under the Key Officer Plan, an aggregate of 1,000,000 shares of Common Stock are available for issuance, subject to adjustment for any recapitalization, reclassification, stock split, stock combination, stock dividend or certain other corporate reorganizations. Shares to be delivered under the Key Officer Plan may be either authorized but unissued shares of Common Stock or treasury shares. Shares subject to options that cease to be exercisable for any reason will be available for subsequent stock option grants under the Key Officer Plan. Options to purchase all 1,000,000 shares of Common Stock under the Key Officer Plan have been issued, subject to stockholder approval of the Key Officer Plan at the Meeting. See "New Plan Benefits," below. As a consequence, no other options will be issued under the Key Officer Plan.

     Administration. The Key Officer Plan is administered by a committee designated by the Board of Directors of the Company, which shall consist, at the discretion of the Board of Directors, of either two or more non-employee directors designated by the Board of Directors or all of the members of the Board of Directors. Subject to the Key Officer Plan, the committee determines persons to whom options are granted, the exercise price for options, the number of shares covered by any option, the term of any option and the time during which any option is exercisable. The committee also has the authority to adopt rules and make other determinations with respect to the administration of the Key Officer Plan.

     Eligibility. Under the Key Officer Plan, options may only be granted to persons who are employed as key officers of the Company. Currently, there are 17 key officers eligible to participate in the Key Officer Plan, and options to purchase all shares of Common Stock reserved for issuance under the Key Officer Plan have been issued, subject to stockholder approval of the Key Officer Plan at the Meeting, to seven of such officers. See "New Plan Benefits," below.

     Exercise Price. Under the Key Officer Plan, the committee has the authority to grant nonqualified stock options at any price not less than the par value ($.01 per share) of the Common Stock. The purchase price per share of Common Stock subject to an incentive stock option under the Key Officer Plan may not be less than the fair market value of a share of Common Stock on the date of grant, or, in the case of persons owning Common Stock possessing ten percent or more of the voting power of all outstanding capital stock of the Company on the date of grant, not less than 110% of the fair market value of the Common Stock on the date of grant. To the extent that the aggregate fair market value of Common Stock (measured at the time of grant) with respect to which incentive stock options are first exercisable by an officer during any calendar year under the Key Officer Plan and any other plan of the Company providing for incentive stock options exceeds $100,000, such incentive stock options shall be treated as nonqualified options.

     The options issued under the Key Officer Plan to the executive officers listed under "New Plan Benefits" below have an exercise price of $7.50 per share. On January 7, 1998, the closing sale price of the Common Stock on the New York Stock Exchange was $6.0625.

     Exercise of Options. Options granted under the Key Officer Plan may not be exercised more than ten years from the date of grant, and in the case of incentive stock options issued to persons owning Common Stock possessing ten percent or more of the voting power of all outstanding capital stock of the Company on the date of grant, more than five years from the date of grant.

     The exercise price of options granted under the Key Officer Plan may be paid in cash, by delivery of shares of Common Stock (valued at their fair market value on the date of exercise), by delivery of any other property (valued at its fair market value on the date of exercise), by a combination of cash, shares of Common Stock and other property, or by exercise of the option on a net issuance basis (a "cashless exercise"), as the committee may permit.

     Subject to certain termination provisions and the right of the Company to accelerate the date upon which any or all of the options becomes exercisable, the options already granted under the Key Officer Plan (see "New Plan Benefits," below) may only be exercised for a percentage of the number of shares of Common Stock subject to the options determined as the greater of : (i) for a period of five years from the date of the options, for each $200,000 increase in the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") over the EBITDA for the fiscal year ended September 28, 1997, one percent of the shares of Common Stock subject to the options or (ii) for a period of five years from the date of the options, for each one percent increase in the market price per share of Common Stock over $6.6875, 0.617% of the shares of Common Stock subject to the options. The determination shall be made at the end of each fiscal quarter following the date of the grant.

     In the event of a change in control of the Company, the options will become fully exercisable.

     Rights in the Event of Termination or Death. Incentive stock options granted under the Key Officer Plan may not be exercised beyond three months after the option holder ceases to be an employee of the Company, except that exercise is permitted for up to one year after termination of employment by reason of death or permanent and total disability. Further, to the extent that an option granted as an incentive stock option is not treated as such, the option may be exercised by an option holder who has ceased to be an employee of the Company until ten years from the date of grant, provided that termination of employment was by reason other than for cause. Nonqualified stock options granted under the Key Officer Plan may be exercised by an option holder who has ceased to be an employee of the Company for any reason other than for cause until ten years from the date of grant. In the case of termination of employment for cause, the right to exercise incentive stock options and nonqualified stock options the stock option terminates immediately on the date of termination.

     Amendment or Termination of the Key Officer Plan. The Key Officer Plan may be amended, suspended or terminated at any time by the Board of Directors, provided that no amendment may be made without stockholder approval if such approval is necessary under the Internal Revenue Code, any applicable rules and regulations of the Securities and Exchange Commission, including any exemption from Section 16 of the Securities Exchange Act of 1934, or the rules and regulations of the New York Stock Exchange or any other exchange or stock market on which the Company's securities are listed or quoted.

     Duration of the Key Officer Plan. Options under the Key Officer Plan may not be granted after August 25, 2007.

     The following table sets forth the amounts that will be received by or allocated to each of the following under the Key Officer Plan.

                               NEW PLAN BENEFITS
                       1997 KEY OFFICER STOCK OPTION PLAN

                                                                                  NUMBER OF
                                                                   DOLLAR       SHARES SUBJECT
                               NAME                              VALUE($)(1)    TO OPTIONS(2)
                               ----                              -----------    --------------
     Aaron D. Spencer, Chairman...............................        --              0
     Craig S. Miller, President, Chief Executive Officer,
       Chief Operating Officer................................         0           250,000
     Robert M. Brown, Senior Vice
       President -- Administration............................         0           125,000
     Damon Liever, Senior Vice President -- Marketing.........         0           100,000
     Alan M. Fox, Senior Vice President--Purchasing,
       Presiden -- Uno Foods, Inc.............................         0           125,000
     S. James Coppersmith(3)..................................        --         Not Eligible
     John T. Gerlach(3).......................................        --         Not Eligible
     Executive Officers as a group............................         0           900,000
     Current Non-Executive Officer Directors as a group.......        --         Not Eligible
     All Employees who are not Executive Officers as a
       group..................................................         0           100,000

---------------

(1) Based upon the difference between the market value of the underlying shares on the date of grant and the exercise price of the options of $7.50. This valuation does not take into account any appreciation in market value of the underlying shares which may occur over the term of the options. The closing price of the Company's Common Stock on January 7, 1998 was $6.0625.

(2) Options may be granted under the Key Officer Plan only to key officers of the Company.

(3) Nominee for director.

     Federal Tax Consequences. The following general discussion of the Federal income tax consequences of the issuance and exercise of options granted under the Key Officer Plan is based upon the provisions of the Code as in effect on the date of this proxy statement, current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the Federal income tax consequences of the Key Officer Plan or of the requirements that must be met in order to qualify for the described tax treatment. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. The Key Officer Plan is not qualified under
Section 401 of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     Incentive Stock Options under the Key Officer Plan. An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

     An option holder will recognize taxable income upon the disposition of the shares of Common Stock received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" (as defined below) will be taxable as a long-term capital gain.

     A "disqualifying disposition" means any disposition of shares of Common Stock acquired on the exercise of an incentive stock option within two years of the date the stock option was granted or within one year of the date the shares were transferred to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option exercise price under another incentive stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (i) the lesser of (a) the fair market value of the shares on the date of exercise or (b) the amount actually realized over (ii) the option exercise price will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the option holder's holding period for the shares. In the case of a gift or certain other transfers, the amount of ordinary income taxable to the option holder is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

     Executive officers will generally be subject to Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16(b)") upon their sale of shares of Common Stock and this may affect their tax liability. If such an officer makes a disqualifying disposition, the date on which the fair market value of the shares is determined (the "Determination Date") may be postponed under certain circumstances. On the Determination Date, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock at that time over the option exercise price. Despite the general rule, if there is a disqualifying disposition and the Determination Date is after the date of exercise, the option holder may make an election pursuant to Section 83(b) of the Code in which case the option holder will recognize ordinary taxable income at the time the stock option is exercised and not on the later date. In order to be effective, the 83(b) election must be made within 30 days after exercise.

     In general, in the year of exercise of an incentive stock option, an employee must include the excess of the fair market value of the shares issued upon exercise over the exercise price in the calculation of alternative minimum taxable income. The application of the alternative minimum tax rules for an option holder subject to Section 16(b) are more complex and may depend upon whether the holder makes a Section 83(b) election, as described above.

     The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the option holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

     Nonqualified Stock Options under the 1997 Key Officer Plan. The recipient of a nonqualified stock option under the Key Officer Plan will not recognize any taxable income at the time the option is granted.

     Upon exercise, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock received on the date of exercise over the option exercise price. Upon a subsequent sale of the shares of Common Stock, long-term or short-term capital gain or loss (depending upon the holding period) will generally be recognized equal to the excess of the difference between the amount realized over the fair market value of the shares on the date of exercise.

     The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

     An option holder who pays the option exercise price, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

     Required Vote. The affirmative vote of a majority of the holders of Common Stock present in person or by proxy at the Meeting is required for adoption of this Proposal No. 2.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2.

                                 PROPOSAL NO. 3

                    TO ADOPT THE UNO RESTAURANT CORPORATION
                    1997 NON-QUALIFIED STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

     In August, 1997, the Board of Directors adopted, subject to stockholder approval, the Company's 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1997 Directors Plan"). The 1997 Directors Plan is intended to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its stockholders and to provide additional incentives for such independent directors to continue to work for the best interests of the Company through continuing ownership of its Common Stock. The following is a summary of certain material features of the 1997 Directors Plan and is qualified in its entirety by reference to the full text of the 1997 Directors Plan, which is set forth as Exhibit B to this Proxy Statement.

     1997 Non-Qualified Stock Option Plan for Non-Employee Directors. Under the 1997 Directors Plan, the Company may grant stock options which are not intended to qualify as incentive stock options under the Code ("nonqualified stock options" or "stock options") to non-employee directors of the Company.

     Stock Available for Options. Under the 1997 Directors Plan, an aggregate of 75,000 shares of Common Stock are available for issuance, subject to adjustment for any recapitalization, reclassification, stock split, stock combination, stock dividend or certain other corporate reorganizations. Shares to be delivered under the 1997 Directors Plan may be either authorized but unissued shares of Common Stock or treasury shares. Shares subject to stock options that cease to be exercisable for any reason will be available for subsequent stock option grants under the 1997 Directors Plan.

     Administration. The 1997 Directors Plan is administered by the Board of Directors of the Company. Subject to the provisions of the 1997 Directors Plan, the Board of Directors shall grant stock options under the 1997 Directors Plan, construe the 1997 Directors Plan, determine all questions as to eligibility and adopt and amend such rules and regulations for the administration of the 1997 Directors Plan as it may deem desirable.

     Eligibility. Only directors of the Company who are not also employees of the Company are eligible to receive stock options under the 1997 Directors Plan. Currently, there are four such non-employee directors, S. James Coppersmith, John T. Gerlach, Stephen J. Sweeney and James F. Carlin, Jr. The 1997 Directors Plan provides that a stock option to acquire 5,000 shares of Common Stock shall be granted to each non-employee director as of the date of the adoption of the Directors Plan by the Board of Directors, subject to stockholder approval. In addition, each year immediately following the Company's annual meeting of stockholders at which one or more directors are elected, each then non-employee director will be granted a stock option to acquire 1,156 shares of Common Stock.

     Exercise Price. The price at which any shares of Common Stock may be purchased pursuant to the exercise of a stock option (the "Exercise Price") granted under the 1997 Directors Plan is the fair market value of the shares of Common Stock at the time the stock option is granted, but in no event less than the par value of such shares. On January 7, 1998, the closing sale price of the Common Stock on the New York Stock Exchange was $6.0625.

     Exercise of Stock Options. Stock options granted under the 1997 Directors Plan may be exercised in full at one time or in part from time to time commencing one year after the date of grant, or sooner in the event of a change in control of the Company, and ending ten years from the date of grant (the "Option Exercise Period"). Payment of the Exercise Price must be made in full, upon exercise of a stock option in whole or in part, in cash, by delivery of shares of Common Stock (valued at their fair market value on the date of such exercise), or by delivery of any combination of cash or shares of Common Stock, or by exercise of the stock option on a net issuance basis (a "cashless exercise"), as the Board of Directors may permit.

     Rights in the Event of Termination or Death. If an option holder retires or dies or ceases to be a non-employee director for any reason other than for cause during the Option Exercise Period, his or her stock options will be exercisable until the earlier of (i) the end of the Option Exercise Period or
(ii) 36 months following such retirement or death, or the date on which he or she ceased to be a non-employee director. In the event an option holder ceases to be a non-employee director of the Company by reason of termination for cause, the stock options held by him or her will terminate as of the date on which such person ceases to be a non-employee director.

     Transfer Restrictions. A stock option is exercisable only by the option holder during his or her lifetime, and no stock option or right or interest in a stock option is assignable or transferable by the holder except by will or the laws of descent and distribution.

     Changes in Common Stock. If the Company is a party to any merger, consolidation, purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Board of Directors may make arrangements for the substitution of new stock options for, or the assumption by another corporation of, any unexpired stock options. The Board of Directors will determine the appropriate adjustment in the exercise price of outstanding stock options and in the number and kind of shares as to which outstanding stock options will be exercisable if, by reason of any reclassification, recapitalization, stock split, combination of shares or dividend payable in shares of Common Stock, the outstanding shares of Common Stock are increased or decreased or changed into a different number or kind of shares or other securities of the Company. In the event of any of the foregoing transactions, the total number of shares of Common Stock for which stock options may be granted will be appropriately adjusted by the Board of Directors.

     Amendment or Termination of the 1997 Directors Plan. The 1997 Directors Plan may be amended, suspended or terminated at any time by the Board of Directors, provided that the provisions of the 1997 Directors Plan relating to the amount and price of securities to be awarded and the timing of such awards may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

     Duration of the 1997 Directors Plan. Stock options under the 1997 Directors Plan may not be granted after August 25, 2007.

     The following table sets forth the amounts under the 1997 Directors Plan that will be received by or allocated to (i) each of the named executive officers in the Summary Compensation Table, above, (ii) all executive officers as a group, (iii) all directors who are not executive officers as a group, (iv) each nominee for election as a director, and (v) all employees who are not executive officers as a group.

                               NEW PLAN BENEFITS
        1997 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                                                                                    NUMBER OF
                                                                    DOLLAR        SHARES SUBJECT
     NAME                                                       VALUE($)(1)(2)    TO OPTIONS(2)
     ----                                                       --------------    --------------
     Aaron D. Spencer, Chairman..............................    Not Eligible
     Craig S. Miller, President, Chief Executive Officer,
     Chief Operating Officer.................................    Not Eligible
     Robert M. Brown, Senior Vice President --
       Administration........................................    Not Eligible
     Damon Liever, Senior Vice President -- Marketing........    Not Eligible
     Alan M. Fox, Senior Vice President -- Purchasing,
     President -- Uno Foods, Inc.............................    Not Eligible
     S. James Coppersmith(3).................................         --               6,156
     John T. Gerlach(3)......................................         --               6,156
     Executive Officers as a group...........................    Not Eligible
     Current Non-Executive Officer Directors as a group(4)...         --              24,624
     All Employees who are not Executive Officers as a
       group.................................................    Not Eligible

---------------

(1) Based upon the difference between the market value of the underlying shares on the date of grant and the exercise price of the stock options. This valuation does not take into account any appreciation in market value of the underlying shares which may occur over the term of the options. The closing price of the Company's Common Stock on January 7, 1998 was $6.0625.

(2) Stock options may be granted under the 1997 Directors Plan only to non-employee directors. Includes the stock options to purchase 5,000 shares of Common Stock issued to the non-employee directors, subject to the approval by stockholders of the 1997 Directors Plan at the Meeting, and includes the number of shares to be subject to stock options to be granted to non-employee directors during the first year of the 1997 Directors Plan. Stock options to purchase 1,156 shares of Common Stock will be issued annually to non-employee directors.

(3) Nominee for director.

(4) Including stock options to be granted to S. James Coppersmith and John T. Gerlach.

    Federal Tax Consequences. The following general discussion of the Federal income tax consequences of the issuance and exercise of stock options granted under the 1997 Directors Plan is based upon the provisions of the Code as in effect on the date of this proxy statement, current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the Federal income tax consequences of the 1997 Directors Plan or of the requirements that must be met in order to qualify for the described tax treatment. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. The 1997 Directors Plan is not qualified under Section 401 of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

    The recipient of a stock option under the 1997 Directors Plan will not recognize any taxable income at the time the stock option is granted.

     Upon exercise, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock received on the date of exercise over the Exercise Price. Upon a subsequent sale of the shares, long-term or short-term capital gain or loss (depending upon the holding period) will generally be recognized equal to the excess of the difference between the amount realized over the fair market value of the shares on the date of exercise.

     The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

     An option holder who pays the Exercise Price, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

     Required Vote. The affirmative vote of a majority of the holders of Common Stock present in person or by proxy at the Meeting is required for adoption of this Proposal No. 3.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 3.

                                 OTHER MATTERS

VOTING PROCEDURES

     The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The two nominees for director of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon is required to approve the Company's Key Officer Stock Option Plan and the 1997 Directors Plan.

     Abstentions will have no effect on the outcome of the vote for the election of Directors, but will have the effect of being cast against the proposal to adopt the Company's Key Officer Stock Option Plan and the proposal to adopt the Company's 1997 Directors Plan even though the stockholder so abstaining intends a different interpretation. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors or on the proposals to adopt the Company's Key Officer Stock Option Plan or the 1997 Directors Plan. Shares of Common Stock held of record by brokers who return a signed and dated proxy, but who fail to vote on one of the proposals will count towards the quorum but will count neither for nor against the proposal not voted.

INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as the independent auditors to audit the Company's consolidated financial statements for the fiscal year ending September 27, 1998. Such firm and its predecessor have served continuously in that capacity since 1979.

     A representative of Ernst & Young LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended September 28, 1997, except as follows:

     The executive officers and directors listed in the table below filed a Form 5 on January 8, 1998, reporting, as indicated in the table, one or more of (i) the allocation of shares of Common Stock as of September 26, 1997 under the Company's Employee Stock Ownership Plan (the "ESOP") to such participant's account, (ii) the grant of stock options under the 1997 Employee Stock Option Plan, and (iii) the grant of stock options under the 1989 Non-Qualified Stock Option Plan for Non-Employee Directors and the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors.

                                                                                      NON-EMPLOYEE
                                                      ESOP        EMPLOYEE STOCK     DIRECTOR STOCK
             NAME                                  ALLOCATION      OPTION GRANT       OPTION GRANT
             ----                                  ----------     --------------     --------------
     Robert M. Brown.............................      178
     James F. Carlin.............................                                         6,156
     S. James Coppersmith........................                                         6,156
     Alan M. Fox.................................      162
     Thomas W. Gathers...........................      154
     John T. Gerlach.............................                                         6,156
     Damon Liever................................      167
     Paul MacPhail...............................      112            10,000
     Craig S. Miller.............................      191
     Aaron D. Spencer............................       86
     Stephen J. Sweeney..........................                                         6,156
     Robert M. Vincent...........................      114

OTHER PROPOSED ACTION

     The Board of Directors knows of no matters which may come before the Meeting other than the election of directors, the proposal to adopt the Key Officer Stock Option Plan and the proposal to adopt the 1997 Directors Plan. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

STOCKHOLDER PROPOSALS

     Proposals which stockholders intend to present at the Company's 1998 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials must be received by the Company no later than October 1, 1998.

INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 28, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS, UNO RESTAURANT CORPORATION AT 100 CHARLES PARK ROAD, WEST ROXBURY, MASSACHUSETTS 02132.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                                                       EXHIBIT A

                           UNO RESTAURANT CORPORATION

                       1997 KEY OFFICER STOCK OPTION PLAN

SECTION I.  PURPOSE OF THE PLAN.

     The purposes of this Uno Restaurant Corporation 1997 Key Officer Stock Option Plan (the "Key Officer Plan") are (i) to provide long-term incentives and rewards to the key officers (the "Participants") of Uno Restaurant Corporation (the "Corporation") who are in a position to contribute to the long-term success and growth of the Corporation and its subsidiaries, (ii) to assist the Corporation in retaining and attracting officers with requisite experience and ability, and (iii) to associate more closely the interests of such officers with those of the Corporation's stockholders.

SECTION II.  DEFINITIONS.

     "Code" is the Internal Revenue Code of 1986, as it may be amended from time to time.

     "Common Stock" is the common stock, $.01 par value, of the Corporation.

     "Committee" is defined in Section III, paragraph (a).

     "Corporation" is defined in Section I.

     "Corporation ISOs" are all stock options (including Plan ISOs) which (i) are Incentive Stock Options and (ii) are granted under any plans (including this Key Officer Plan) of the Corporation, a Parent Corporation and/or a Subsidiary Corporation.

     "Exchange Act" is the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" of any property is the value of the property as reasonably determined by the Committee.

     "Incentive Stock Option" is a stock option which is treated as an incentive stock option under Section 422 of the Code.

     "Key Officer Plan" is defined in Section I.

     "Non-Employee Directors" has the meaning provided in Rule 16b-3(b) under the Exchange Act.

     "Nonqualified Option" is a Stock Option which does not qualify as an Incentive Stock Option or for which the Committee provides, in the terms of such option and at the time such option is granted, that the option shall not be treated as an Incentive Stock Option.

     "Parent Corporation" has the meaning provided in Section 424(e) of the Code.

     "Participants" is defined in Section I.

     "Permanent and Total Disability" has the meaning provided in Section 22(e)(3) of the Code.

     "Plan ISOs" are Stock Options which are Incentive Stock Options.

     "Section 16" means Section 16 of the Exchange Act, or any similar or successor statute, and any rules, regulations, or policies adopted or applied thereunder.

     "Stockholder Approval" means the affirmative vote of at least a majority of the shares of Common Stock present and entitled to vote at a duly held meeting of the stockholders of the Corporation, unless a greater vote is required by state law or is necessary to make an exemption available under Section 16, in which case such greater requirement shall apply. Stockholder approval may be obtained by written consent or other means, to the extent permitted by applicable state law.

     "Stock Options" are rights granted pursuant to this Key Officer Plan to purchase shares of Common Stock at a fixed price.

     "Subsidiary Corporation" has the meaning provided in Section 424(f) of the Code.

     "Ten Percent Stockholder" means, with respect to a Plan ISO, any individual who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Parent Corporation or any Subsidiary Corporation at the time such Plan ISO is granted.

SECTION III.  ADMINISTRATION.

     (a) The Committee. This Key Officer Plan shall be administered by a committee designated by the Board of Directors of the Corporation, which shall consist, at the discretion of the Board of Directors, of either (i) two or more Non-Employee Directors designated by the Board of Directors, or (ii) all of the members of the Board of Directors (the administering body is hereafter referred to as the "Committee"). The Committee shall serve at the pleasure of the Board of Directors, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

     (b) Authority and Discretion of the Committee. Subject to the express provisions of this Key Officer Plan and provided that all actions taken shall be consistent with the purposes of this Key Officer Plan, and subject to ratification by the Board of Directors only if required by applicable law, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons who shall constitute officers eligible to be Participants; (ii) select the Participants to whom Stock Options shall be granted under this Key Officer Plan; (iii) determine the size and the form of the Stock Options, if any, to be granted to any Participant; (iv) determine the time or times such Stock Options shall be granted including the grant of Stock Options in connection with other awards made, or compensation paid, to the Participant; (v) establish the terms and conditions upon which such Stock Options may be exercised, including the exercise of Stock Options in connection with other awards made, or compensation paid, to the Participant; (vi) make or alter any restrictions and conditions upon such Stock Options and the Common Stock received on exercise thereof, including, but not limited to, providing for limitations on the Participant's right to keep any Common Stock received on termination of employment; (vii) determine whether the Participant or the Corporation has achieved any goals or otherwise satisfied any conditions or requirements that may be imposed on or related to the exercise of Stock Options; and (viii) adopt such rules and regulations, establish, define and/or interpret these and any other terms and conditions, and make all determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of this Key Officer Plan.

     (c) Applicable Law. This Key Officer Plan, and all Stock Options shall be governed by the law of the state in which the Corporation is incorporated.

SECTION IV.  TERMS OF STOCK OPTIONS.

     (a) Agreements. Stock Options shall be evidenced by a written agreement between the Corporation and the Participant awarded the Stock Option. This agreement shall be in such form, and contain such terms and conditions (not inconsistent with this Key Officer Plan) as the Committee may determine. If the Stock Option described therein is not intended to be an Incentive Stock Option, but otherwise qualifies as an Incentive Stock Option, the agreement shall include the following, or a similar, statement: "This stock option is not intended to be an Incentive Stock Option, as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended."

     (b) Term. Stock Options shall be for such periods as may be determined by the Committee, provided that in the case of Plan ISOs, the term of any such Plan ISO shall not extend beyond three months after the time the Participant ceases to be an employee of the Corporation. Notwithstanding the foregoing, the Committee may provide in a Plan ISO that in the event of the Permanent and Total Disability or death of the Participant, the Plan ISO may be exercised by the Participant or his estate (if applicable) for a period of up to one year after the date of such Permanent and Total Disability or Death. In no event may a Plan ISO be exercisable (including provisions, if any, for exercise in installments) subsequent to ten years after the date of grant, or, in the case of Plan ISOs granted to Ten Percent Stockholders, more than five years after the date of grant.

     (c) Purchase Price. The purchase price of shares purchased pursuant to any Stock Option shall be determined by the Committee, and shall be paid by the Participant or other person permitted to exercise the Stock Option in full upon exercise, (i) in cash or by check payable to the order of the Corporation, (ii) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of such exercise), including by way of so-called "cashless exercise" and the netting of the number of shares subject to the Stock Option having an aggregate Fair Market Value equal to the purchase price, (iii) by delivery of any other property (valued at its Fair Market Value on the date of such exercise), or (iv) by delivery of any combination of cash, stock and other property, with any payment made pursuant to subparagraphs (ii), (iii) or (iv) only as permitted by the Committee, in its sole discretion. In no event will the purchase price of Common Stock be less than the par value of the Common Stock. Furthermore, the purchase price of Common Stock subject to a Plan ISO shall not be less than the Fair Market Value of the Common Stock on the date of the issuance of the Plan ISO, provided that in the case of Plan ISOs granted to Ten Percent Stockholders, the purchase price shall not be less than 110% of the Fair Market Value of the Common Stock on the date of issuance of the Plan ISO.

     (d) Further Restrictions as to Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Corporation ISOs (determined without regard to this paragraph) are exercisable for the first time by any Participant during any calendar year exceeds $100,000, such Corporation ISOs shall be treated as Nonqualified Options. For the purpose of this limitation, stock options shall be taken into account in the order granted, and the Committee may designate that portion of any Corporation ISO that shall be treated as a Nonqualified Option in the event that the provisions of this paragraph apply to a portion of any stock option, unless otherwise required by the Code or regulations of the Internal Revenue Service. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the stock option or at the time of its exercise. For the purpose of this paragraph, Fair Market Value shall be determined as of the time the stock option with respect to such Common Stock is granted.

     (e) Restrictions. Stock Options granted under the Key Officer Plan may not be assigned or transferred except by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. At the discretion of the Committee, the Common Stock issued pursuant to the Stock Options granted hereunder may be subject to restrictions on vesting or transferability.

     (f) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of a Stock Option to, or exercise of a Stock Option by, a Participant. The Corporation may require, as a condition to the exercise of a Stock Option, or demand, at such other time as it may consider appropriate, that the Participant pay the Corporation the amount of any taxes which the Corporation may determine is required to be withheld or collected, and the Participant shall comply with the requirement or demand of the Corporation. In its discretion, the Corporation may withhold shares of Common Stock to be received upon exercise of a Stock Option if it deems this an appropriate method for withholding or collecting taxes.

     (g) Securities Law Compliance. Upon exercise (or partial exercise) of a Stock Option, the Participant or other holder of the Stock Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer shares of Common Stock in compliance with the provisions of applicable federal or state securities laws. The Committee, in its discretion, may postpone the issuance and delivery of shares of Common Stock upon any exercise of Stock Options until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Committee may consider appropriate. Furthermore, the Corporation is not obligated to register or qualify the shares of Common Stock to be issued upon exercise of a Stock Option under federal or state securities laws (or to register or qualify them at any time thereafter), and it may refuse to issue such shares if, in the sole discretion of the Committee, registration or exemption from registration is not practical or available. The Corporation may require that prior to the issuance or transfer of shares of Common Stock upon exercise of a Stock Option, the Participant enter into a written agreement to comply with any restrictions on subsequent disposition or otherwise that the Committee deems necessary or advisable under any applicable federal and state securities laws. Certificates representing shares of Common Stock issued hereunder may bear a legend reflecting such restrictions.

     (h) Right to Stock Option. No employee of the Corporation or any other person shall have any claim or right to be a Participant in this Key Officer Plan or to be granted a Stock Option hereunder. Neither this Key Officer Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Corporation. Nothing contained hereunder shall be construed as giving any person any equity or interest of any kind in any assets of the Corporation or creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. The holder of a Stock Option shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Stock Option (including, without limitation, any rights to receive dividends or noncash distributions with respect to such shares until the date of issue of a stock certificate to such holder for such shares). As to any claim for any unpaid amounts under this Key Officer Plan, any person having a claim for payments shall be an unsecured creditor.

     (i) Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Key Officer Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its Parent Corporation and Subsidiary Corporation in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

     (j) Participation by Foreigners. Without amending this Key Officer Plan, except to the extent required by the Code in the case of Incentive Stock Options, the Committee may modify grants made to Participants who are foreign nationals or employed outside the United States so as to recognize differences in local law, tax policy, or custom.

SECTION V.  AMENDMENT AND TERMINATION; ADJUSTMENTS UPON CHANGES IN STOCK.

     The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this Key Officer Plan or any portion thereof, provided that no amendment shall be made without Stockholder Approval if such approval is necessary to comply with any applicable requirement of the Code, any applicable rules or regulations of the Securities and Exchange Commission, including any exemption from Section 16 (or any successor rule thereunder), or the rules and regulations of the New York Stock Exchange or any other exchange or stock market on which the Corporation's securities are listed or quoted. Except as provided herein, no amendment, suspension or termination of this Key Officer Plan may affect the rights of a Participant to whom a Stock Option has been granted without such Participant's consent. The Committee is specifically authorized to convert, in its discretion, the unexercised portion of any Plan ISO granted to a Participant to a Non-Qualified Option at any time prior to the exercise, in full, of such Plan ISO. If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Corporation, appropriate adjustments may be made by the Committee (or if the Corporation is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation, or its designee) in the aggregate number and kind of shares subject to this Key Officer Plan, and the number and kind of shares and the price per share subject to outstanding Stock Options, provided that such adjustment does not affect the qualification of any Plan ISO as an Incentive Stock Option. In connection with the foregoing, the Committee may issue new Stock Options in exchange for outstanding Stock Options.

SECTION VI.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

     The number of shares of Common Stock that may be the subject of awards under this Key Officer Plan shall not exceed an aggregate of 1,000,000 shares. Shares to be delivered under this Key Officer Plan may be either authorized but unissued shares of Common Stock or treasury shares. Any shares subject to a Stock Option hereunder which for any reason terminates, is cancelled or otherwise expires unexercised, and any shares reacquired by the Corporation due to restrictions imposed on the shares, shares returned because payment is made hereunder in Common Stock of equivalent value rather than in cash, and/or shares reacquired from a recipient for any other reason shall, at such time, no longer count towards the aggregate number of shares which have been the subject of Stock Options issued hereunder, and such number of shares shall be subject to further awards under this Key Officer Plan, provided, first, that the total number of shares then eligible for award under this Key Officer Plan may not exceed the total specified in the first sentence of this Section VI, and second, that the number of shares subject to further awards shall not be increased in any way that would cause transactions pursuant to this Key Officer Plan or any Stock Option to not comply with the exemption from Section 16 set forth in Rule 16b-3 under the Exchange Act, if applicable to the Corporation.

SECTION VII.  EFFECTIVE DATE AND TERM OF THE KEY OFFICER PLAN.

     Provided there is Stockholder Approval on or before August 25, 1998, the effective date of this Key Officer Plan is August 25, 1997 (the "Effective Date") and awards under this Key Officer Plan may be made for a period of ten years commencing on the Effective Date. The period during which a Stock Option may be exercised may extend beyond that time as provided herein.

                                                                       EXHIBIT B

                           UNO RESTAURANT CORPORATION

                      1997 NON-QUALIFIED STOCK OPTION PLAN

                           FOR NON-EMPLOYEE DIRECTORS

     1. Purpose. The purpose of this 1997 Non-Qualified Stock Option Plan for Non-Employee Directors is to attract and retain the services of experienced and knowledgeable independent directors of the Corporation for the benefit of the Corporation and its stockholders and to provide additional incentives for such independent directors to continue to work for the best interests of the Corporation and its stockholders through continuing ownership of its common stock.

     2. Definitions. As used herein, each of the following terms has the indicated meaning:

       "Board" means the Board of Directors of the Corporation.

       "Corporation" means Uno Restaurant Corporation.

       "Fair Market Value" means the closing sale price quoted on the New York Stock Exchange or such other national securities exchange or the Nasdaq National Market on which the Shares may be traded on the date of the granting of the Option, or if the Shares are not then traded on such exchanges or market, as reasonably determined by the Board.

       "Option" means the contractual right to purchase Shares upon the specific terms set forth in this Plan.

       "Option Exercise Period" means the period commencing one (1) year after the date of grant of an Option pursuant to this Plan, or at such earlier time as may be provided in Section 6(d) of this Plan as a result of a Change of Control, and ending ten years from the date of grant.

       "Plan" means this Uno Restaurant Corporation 1997 Non-Qualified Stock Option Plan for Non-Employee Directors.

       "Shares" means the Common Stock, $.01 par value, of the Corporation.

       "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if, at the time of grant of the Option, each of the corporations other than the last in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. Stock Subject to the Plan. The aggregate number of Shares that may be issued and sold under the Plan shall be 75,000. The Shares to be issued upon exercise of Options granted under this Plan shall be made available, at the discretion of the Board of Directors, from (i) treasury Shares and Shares reacquired by the Corporation for such purposes, including Shares purchased in the open market, (ii) authorized but unissued Shares, and (iii) Shares previously reserved for issuance upon exercise of Options which have expired or been terminated. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares covered thereby shall become available for grant under additional Options under the Plan so long as it shall remain in effect.

     4. Administration of the Plan. The Plan shall be administered by the Board. The Board shall, subject to the provisions of the Plan, grant options under the Plan and shall have the power to construe the Plan, to determine all questions as to eligibility, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

     5. Eligibility; Grant of Option. An Option to purchase 5,000 shares shall be granted to each current director of the Corporation or of a Subsidiary who is not otherwise an employee of the Corporation or any Subsidiary (each a "Non-Employee Director") as of the date of the adoption of the Plan by the Board, subject to the subsequent approval by the stockholders of the Corporation pursuant to Section 11(a). In addition, each year immediately following the Company's annual meeting of stockholders at which one or more directors are elected, each then Non-Employee Director shall be granted an Option to purchase 1,156 Shares.

     6. Terms of Options and Limitations Thereon.

          (a) Option Agreement. Each Option granted under this Plan shall be evidenced by an Option agreement between the Corporation and the Option holder and shall be upon such terms and conditions not inconsistent with this Plan as the Board may determine.

          (b) Price. The price at which any Shares may be purchased pursuant to the exercise of an Option shall be the Fair Market Value of the Shares on the date of grant, but in no event shall the price be less than the par value of the Shares.

          (c) Exercise of Option. Subject to Section 4 of this Plan, each Option granted under this Plan may be exercised in full at one time or in part from time to time only during the Option Exercise Period by the giving of written notice, signed by the person or persons exercising the Option, to the Corporation stating the numbers of Shares with respect to which the Option is being exercised, accompanied by full payment for such Shares pursuant to Section 7(a) hereof; provided however, (i) if a person to whom an Option has been granted ceases to be a Non-Employee Director during the Option Exercise Period by reason of retirement, death or any reasons other than termination for cause, such Option shall be exercisable by him or her or by the executors, administrators, legatees or distributees of his or her estate until the earlier of (A) the end of the Option Exercise Period or
     (B) 36 months following his or her retirement or death or the date on which he or she ceased to be a Non-Employee Director; and (ii) if a person to whom an Option has been granted ceases to be a Non-Employee Director of the Corporation by reason of termination for cause, such Option shall terminate as of the date such person ceased to be a Non-Employee Director. Termination for cause shall be defined as termination on account of (i) fraud or intentional misrepresentation, (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any Subsidiary, (iii) deliberate dishonesty significantly detrimental to the best interests of the Corporation or any Subsidiary, (iv) conduct by the Option holder constituting an act of moral turpitude, or (v) willful disloyalty to the Corporation or any Subsidiary.

          (d) Acceleration in Event of Change of Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, if an Option is not yet exercisable pursuant to the definition of Option Exercise Period as set forth in Section 2, the Option shall become fully exercisable to the full extent of the original grant.

          (e) Change of Control. For purposes of this Plan, "Change of Control" shall mean:

             (i) the beneficial ownership interest (as determined in accordance with Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended (hereafter "the Exchange Act")) on the part of Aaron D. Spencer is reduced below 15% of the outstanding Shares; or

             (ii) the death of Mr. Spencer, or the physical or mental incapacity of Mr. Spencer as a result of which voting or investment control over Mr. Spencer's Shares is transferred to a guardian, conservator or attorney-in-fact under a power of attorney; or

             (iii) a transaction with respect to the Corporation is of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act; or

             (iv) a person (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the beneficial owner (as that term is used in Rule 13d-3 of the Exchange Act), directly or indirectly, of 35% or more of the voting securities of the Corporation; or

             (v) during any period of two consecutive years, individuals who at the beginning of any such two-year period constitute the Board of Directors of the Corporation ("Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided however, that any person becoming a director of the Corporation after the beginning of the period whose election was approved by a vote of at least 2/3 of the directors comprising the Incumbent Board shall, for purposes hereof, be considered as though he or she were a member of the Incumbent Board; or

             (vi) the sale of all or substantially all of the assets of the Corporation; or

             (vii) a change in control of the Corporation of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Exchange Act.

          (f) Non-Assignability. No Option or right or interest in an Option shall be assignable or transferable by the holder except by will or the laws of descent and distribution and during the lifetime of the holder shall be exercisable only by him or her.

     7. Payment.

          (a) The purchase price of Shares upon exercise of an Option shall be paid by the Option holder in full upon exercise and may be paid (i) in cash or by check payable to the order of the Corporation, (ii) by delivery of Shares, or (iii) any combination of cash and Shares (valued at their Fair Market Value on the date of such exercise), including by way of so-called "cashless exercise" and the netting of the number of Shares issuable upon exercise against that number of Shares subject to the Option having an aggregate Fair Market Value equal to the purchase price, as the Board may determine, in its sole discretion.

          (b) No Shares shall be issued or transferred upon exercise of any Option under this Plan unless and until all legal requirements applicable to the issuance or transfer of such Shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Board, including without limitation those described in Section 10 hereof.

     8. Stock Adjustments.

          (a) If the Corporation is a party to any merger or consolidation, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Board (or, if the Corporation is not the surviving corporation, the board of directors of the surviving corporation) shall have the power to make arrangements, which shall be binding upon the holders of unexpired Options, for the substitution of new options for, or the assumption by another corporation of, any unexpired Options then outstanding hereunder.

          (b) If by reason of recapitalization, reclassification, stock split-up, combination of shares, separation (including a spin-off) or dividend on the stock payable in Shares, the outstanding Shares of the Corporation are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation, the Board shall conclusively determine the appropriate adjustment in the exercise prices of outstanding Options and in the number and kind of shares as to which outstanding Options shall be exercisable.

          (c) In the event of a transaction of the type described in paragraphs
     (a) and (b) above, the total number of Shares on which Options may be granted under this Plan shall be appropriately adjusted by the Board.

     9. No Rights Other Than Those Expressly Created. No person affiliated with the Corporation or any Subsidiary or other person shall have any claim or right to be granted an Option hereunder. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Option holder any right to continue to be affiliated with the Corporation, (ii) giving any Option holder any equity or interest of any kind in any assets of the Corporation, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. No Option holder shall have any of the rights of a stockholder with respect to Shares covered by an Option until such time as the Option has been exercised and Shares have been issued to such person.

     10.  Miscellaneous.

          (a) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of an Option to, or exercise of an Option by, a holder. The Corporation may require, as a condition to the exercise of an Option, that the recipient pay the Corporation, at such time as the Board determines, the amount of any taxes which the Board may determine is required to be withheld.

          (b) Securities Law Compliance. Upon exercise of an Option, the holder shall be required to make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Shares in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Shares upon any exercise of an Option until completion of such registration or other qualification of such Shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. The Corporation is not obligated to register or qualify the Shares under federal or state securities laws and may refuse to issue such Shares if neither registration nor exemption therefrom is practical. The Board may require that prior to the issuance or transfer of any Shares upon exercise of an Option, the recipient enter into a written agreement to comply with any restrictions on subsequent disposition that the Board or the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates representing the Shares issued hereunder may be legended to reflect such restrictions.

          (c) Indemnity. The Board shall not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the Plan, and the Corporation hereby agrees to indemnify the members of the Board, in respect of any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

          (d) Options Not Deemed Incentive Stock Options. Options granted under the Plan shall not be deemed incentive stock options as that term is defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

     11.  Effective Date; Amendment; Termination.

          (a) The effective date of this Plan shall be the date of approval by the Board, subject to the approval of stockholders of the Corporation holding at least a majority of the voting stock of the Corporation present or represented and entitled to vote at a meeting of the stockholders.

          (b) The date of grant of any Option granted hereunder shall be the date upon which such Option shall be voted by the Board, unless the vote expressly otherwise provides.

          (c) The Board may at any time, and from time to time, amend, suspend or terminate this Plan in whole or in part, provided, however, that the provisions of this Plan relating to the amount and price of securities to be awarded and the timing of such awards may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. However, except as provided herein, no amendment, suspension or termination of this Plan may affect the rights of any person to whom an Option has been granted without such person's consent.

          (d) This Plan shall terminate ten years from its effective date, and no Option shall be granted under this Plan thereafter, but such termination shall not affect the validity of Options granted prior to the date of termination.

PROXY                    UNO RESTAURANT CORPORATION                        PROXY

       The undersigned hereby appoints Craig S. Miller and Robert M. Brown, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 1998 Annual Meeting of Stockholders of Uno Restaurant Corporation to be held on Thursday, February 26, 1998, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS, FOR THE PROPOSAL TO ADOPT THE 1997 KEY OFFICER STOCK OPTION PLAN, AND FOR THE PROPOSAL TO ADOPT THE 1997 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

                  Continued, and to be signed, on reverse side
         (Please fill in the reverse side and mail in enclosed envelope)

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS, FOR THE PROPOSAL TO ADOPT THE 1997 KEY OFFICER STOCK OPTION PLAN AND FOR THE PROPOSAL TO ADOPT THE 1997 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

[ ] PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. Election of Directors:

Nominees: S. James Coppersmith and John T. Gerlach

[ ] FOR ALL NOMINEES (except as marked to the contrary)

[ ] WITHHOLD AUTHORITY to vote for all nominees

FOR except vote withheld from the following nominee(s):




____________________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE
SPACE PROVIDED ABOVE.)

                                                      FOR   AGAINST  ABSTAIN
2. To adopt the 1997 Key Officer Stock Option Plan    [ ]     [ ]       [ ]
as described in the accompanying Proxy Statement.

                                                      FOR   AGAINST  ABSTAIN
3. To adopt the 1997 Non-Qualified Stock Option Plan  [ ]     [ ]       [ ]
for Non-Employee Directors as described in the accompanying Proxy Statement.


                                                      MARK HERE FOR
                                                      ADDRESS CHANGE
                                                      AND NOTE AT LEFT      [ ]

(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.)

Signature: ___________________________   Date: _______________

Signature: ___________________________   Date: _______________